Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2012 relating to the financial statements, which appears in Jiayuan.com International Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

September 25, 2012